WISDOMTREE TRUST

POWER OF ATTORNEY

The undersigned Trustee or officer of WisdomTree Trust (the “Trust”) hereby constitutes and appoints Ryan Louvar, Secretary and Chief Legal Officer of the Trust, and Joanne Antico, Assistant Secretary of the Trust, and each of them singly, his or her true, sufficient and lawful attorney-in-fact and agent, with full power and authority of substitution and resubstitution, to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, as indicated: (i) the Trust’s Registration Statement on Form N-14, and any and all amendments thereto, with respect to the proposed reorganization of the WisdomTree Continuous Commodity Index Fund with and into the WisdomTree Enhanced Commodity Strategy Fund, a separate series of the Trust (the “Reorganization”), and (ii) any and all other documents and papers relating to the Reorganization, and generally to do any and all acts and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable or which may be required to enable the Trust to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules thereunder, hereby ratifying and confirming his or her signature as it may be signed by said attorney-in-fact to the Registration Statement and amendments to said Registration Statement.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

Name	Capacity	Date

/s/ David Castano David Castano	Treasurer (Principal Financial and Accounting Officer)	July 17, 2020

/s/ David Chrencik David Chrencik	Trustee	July 17, 2020

/s/ Joel Goldberg Joel Goldberg	Trustee	July 17, 2020

/s/ Toni Massaro Toni Massaro	Trustee	July 17, 2020

/s/ Melinda Raso Kirstein Melinda Raso Kirstein	Trustee	July 17, 2020

/s/ Jonathan Steinberg Jonathan Steinberg	President (Principal Executive Officer) and Trustee	July 17, 2020

/s/ Victor Ugolyn Victor Ugolyn	Trustee	July 17, 2020